Mintz & Partners 1 Concorde Gate Suite 200 Toronto, ON M3C 4G4 Canada
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February 4, 2008

United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C. 20549
U.S.A

To Whom It May Concern:
Re: Zupintra Corporation, Inc.

This is to confirm that Deloitte & Touche LLP, (having merged effective January 29, 2008 with Mintz & Partners, LLP) confirms that it agrees with the disclosure contained in the report of Zupintra Corporation, Inc. filed on Form 8-K entitled “Changes in Registrant’s Certifying Accountant”.

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